Exhibit 10.2

FORM OF SERVICES AND SECONDMENT AGREEMENT

AMONG

DIAMONDBACK ENERGY, INC.

DIAMONDBACK E&P LLC

RATTLER MIDSTREAM GP LLC

RATTLER MIDSTREAM LP

AND

RATTLER MIDSTREAM OPERATING LLC

FORM OF SERVICES AND SECONDMENT AGREEMENT

This Services and Secondment Agreement (this “Agreement”), dated as of [•], 2019 (the “Effective Date”), is entered into among Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Diamondback E&P LLC, a Delaware limited liability company (“E&P”), Rattler Midstream GP LLC, a Delaware limited liability company (the “General Partner”), Rattler Midstream LP, a Delaware limited partnership (the “Partnership”) and Rattler Midstream Operating LLC, a Delaware limited liability company (“OpCo”). Diamondback, E&P, the General Partner, the Partnership and OpCo are sometimes herein referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the General Partner is the general partner of the Partnership that through OpCo and its Subsidiaries (as defined below) is engaged in the business of crude oil gathering, metering and transportation; natural gas gathering, compression, metering and transportation; fresh water sourcing, storage and distribution; produced water collection, cleaning, recycling and disposal; and other related assets and businesses;

WHEREAS, Diamondback has (a) expertise in the management, construction, design, maintenance and operation of midstream infrastructure assets, including crude oil gathering and long-haul pipelines, natural gas gathering pipelines, centralized gathering facilities, fresh water distribution and storage systems, and produced water pipelines and cleaning, recycling and disposal facilities, (b) unique knowledge of the management, maintenance and operation of the Fasken Center in Midland, Texas (the “Fasken Center”) and (c) centralized general and administrative services that OpCo and its affiliates have historically relied upon in connection with the ownership and operation of its assets;

WHEREAS, Diamondback can make available, or cause to be made available, to the Partnership Parties (as defined below) the personnel necessary to perform (a) such management, construction, design, maintenance and operational functions with respect to assets owned by the Midstream Group (as defined below) and (b) general and administrative services relating to operating the business of the Midstream Group; and

WHEREAS, the Parties desire that Diamondback provide, or cause to be provided, to the Partnership Parties personnel necessary to manage, construct, design, maintain and operate the Midstream Group’s assets, including the Fasken Center, and, in connection therewith, that Diamondback second, or cause to be seconded, certain personnel to the Partnership Parties.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the following respective meanings, unless context clearly requires otherwise:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question. For purposes of this Agreement, none of the Midstream Group shall be deemed to be an Affiliate of any Diamondback Entity nor shall any Diamondback Entity be deemed to be an Affiliate of any of the Midstream Group.

“Agreement” shall mean this Services and Secondment Agreement, together with all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time in accordance with the provisions hereof.

“Allocation Percentage” has the meaning set forth in Section 3.3.

“Benefit Plans” means any employee benefit plans and any insurance programs that Diamondback or any of the Diamondback Entities now maintains or in the future may maintain for the benefit of the Seconded Employees or their dependents, including: deferred compensation, profit sharing, retirement, retiree medical, 401(k), cafeteria, medical, and disability plans, workers’ compensation insurance, life insurance, accidental death and dismemberment insurance, long-term disability insurance, business travel and accident insurance, and any EAP.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Control” or “control” (including the terms “controlled” and “controlling”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Diamondback” has the meaning set forth in the introductory paragraph to this Agreement.

“Diamondback Entities” means Diamondback, E&P and all of their direct and indirect Subsidiaries, other than any of the Partnership Parties.

“E&P” has the meaning set forth in the introductory paragraph to this Agreement.

“EAP” means Employee Assistance Program.

“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would be treated as a single employer with Diamondback under Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Fasken Center” has the meaning set forth in the recitals to this Agreement.

“General Partner” has the meaning set forth in the introductory paragraph to this Agreement; provided that such term shall include its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Losses” means any and all costs, expenses (including reasonable attorneys’ fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards.

“Midstream Group” means, collectively, the Partnership, OpCo and its Subsidiaries.

“OpCo” has the meaning set forth in the introductory paragraph to this Agreement.

“Partnership” has the meaning set forth in the introductory paragraph to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Effective Date, as the same may be amended, supplemented or restated from time to time.

“Partnership Parties” means the General Partner and the Midstream Group.

“Party” has the meaning set forth in the introductory paragraph to this Agreement.

“Period of Secondment” has the meaning set forth in Section 2.4.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Seconded Contractor Expenses” has the meaning set forth in Section 3.2(b).

“Seconded Contractors” has the meaning set forth in Section 2.5.

“Seconded Employee Expenses” has the meaning set forth in Section 3.2(a).

“Seconded Employees” has the meaning set forth in Section 2.4.

“Seconded Person Expenses” has the meaning set forth in Section 3.2(b).

“Seconded Persons” means, collectively, the Seconded Employees and the Seconded Contractors.

“Secondment” means each assignment of any Seconded Persons to the Partnership Parties from Diamondback or any Diamondback Entities in accordance with the terms of this Agreement.

“Services” has the meaning set forth in Section 2.1.

“Services Reimbursement” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of this Agreement, none of the Midstream Group shall be deemed to be a Subsidiary of Diamondback nor shall Diamondback or E&P be deemed a Subsidiary of any of the Midstream Group.

ARTICLE 2

SECONDMENT

2.1 Diamondback shall provide, or cause to be provided, to the Partnership Parties the Seconded Persons to (a) perform the activities related to the Partnership Parties’ respective obligations under each of the agreements listed in Exhibit A, (b) otherwise perform the day-to-day management of the assets of the Midstream Group and the business conducted, or to be conducted, by the Partnership Parties described in Exhibit A, (c) to design, build, construct and otherwise install the infrastructure required by (or necessary or convenient to provide the services required under) the agreements listed in Exhibit A and (d) perform the management, general and administrative services described in Exhibit A, to be received by the General Partner, for the benefit of the Partnership Parties, at the places of business of the General Partner ((a) through (d) collectively referred to herein as the “Services”).

2.2 Subject to Diamondback’s right to be reimbursed for such expenses in accordance with this Agreement, Diamondback shall pay (or shall cause E&P to pay) all expenses incurred by it in connection with the retention of the Seconded Persons, including, but not limited to, Seconded Employee compensation, salaries, wages, benefit costs, overhead and administrative expenses, charged to or incurred by Diamondback or E&P, and, if applicable, social security taxes, workers compensation insurance, retirement and insurance benefits and other such expenses. Any Seconded Employees retained by the Diamondback Entities may be union or non-union employees, and the Diamondback Entities shall have the sole right to negotiate the terms and provisions of any labor or other agreements with the unions to which such employees belong.

2.3 Diamondback shall provide, or cause to be provided, such suitably qualified and experienced Seconded Persons as Diamondback is able to make available to the Partnership Parties, and the Partnership Parties shall have the right to approve such Seconded Persons.

2.4 During the term of this Agreement, Diamondback or E&P shall second employees of the Diamondback Entities that provide the Services to the Partnership Parties. Each employee who Diamondback or E&P seconds to the Partnership Parties shall, during the time that such employee is seconded to the Partnership Parties under this Agreement (the “Period of Secondment”), be referred to individually herein as a “Seconded Employee” and, collectively, as the “Seconded Employees.”

2.5 During the term of this Agreement, Diamondback shall second, or cause to be seconded, contractors of the Diamondback Entities that provide the Services to the Partnership Parties. Each such contractor shall, during the Period of Secondment, be referred to individually herein as a “Seconded Contractor” and, collectively, as the “Seconded Contractors,” and together with the Seconded Employees, the “Seconded Persons.”

2.6 The Seconded Employees will remain at all times employees of the applicable Diamondback Entities. For the avoidance of doubt, the Parties acknowledge that Seconded Persons may, during the Period of Secondment, be called upon to perform services for both the Partnership Parties and the Diamondback Entities. The Diamondback Entities retain the right to terminate the Secondment of any Seconded Persons for any reason at any time or to discharge the Seconded Employees with respect to their employment with the Diamondback Entities. During the Term, the Partnership Parties shall have the right to request that Diamondback remove any individual from the roster of Seconded Employees providing Services to the Partnership Entities. Diamondback agrees that it will remove any such individual from the status of a Seconded Employee upon written request by any Partnership Party. Diamondback shall have the sole right, with or without the consent of the Partnership Parties, to terminate the employment of any Seconded Employee. However, the parties agree that the Partnership Parties shall have the sole right to determine the level of Services required from the Seconded Persons and its satisfaction with the performance of such Services by the Seconded Employees in connection with the Services and that Diamondback will use commercially reasonable efforts to provide Seconded Employees in a manner consistent with the needs expressed by any Partnership Party, but at no time will any Partnership Party have the right to terminate any Seconded Person, including any Seconded Employee’s employment by a Diamondback Entity or a Seconded Contractor’s independent contractor relationship with a Diamondback Entity. Upon the termination of the Secondment of any Seconded Persons, such Seconded Persons will cease performing Services for the Partnership Parties.

(a) The Parties agree that Diamondback and each of its Affiliates and agents shall perform the Services hereunder in the capacity of an independent contractor. The Seconded Employees shall continue to be the common law employees of the Diamondback Entities and shall have no employment or contractual relationship with the Partnership Parties during the Term. The Partnership Parties shall not hold out the Seconded Employees as agents of Diamondback in the course of the performance by the Seconded Employees of their duties in respect of the Services.

(b) The Partnership Parties shall be responsible for specifying to Diamondback the day-to-day manner of operations and assignments for Seconded Employees and reviewing the work performed by the Seconded Employees to determine whether the Services rendered in connection with the Agreement are consistent with the results to be achieved, as specified by the Partnership Parties. Nothing in this Agreement shall preclude the Partnership Parties from hiring or employing any employees during the Term of this Agreement; provided, however, that the Diamondback Entities shall have no obligation to provide and shall not provide any employee benefits, payroll or HR Services to or with respect to any employees of the Partnership Parties.

2.7 Each Party shall nominate a representative to act as its primary contact with respect to the provision of the Services contemplated by this Agreement (each, a “Service Coordinator”). The initial Service Coordinators shall be [•] for Diamondback and [•] for the Partnership Entities. Unless otherwise agreed, all notices and communications relating to this Agreement, other than those day-to-day communications and billings relating to the actual provision of the Services, shall be directed to the Service Coordinators. In the course and scope of performing any job functions for the Partnership Parties, each Seconded Employee will report to the Diamondback management structure and the Diamondback management structure, through the Diamondback Service Coordinator will report into the Partnership Parties’ management structure through the Partnership Parties Service Coordinator. However, Seconded Employees will be under the direct management, supervision and control of the Diamondback Entities with respect to such Seconded Employee’s performance of the Services, with Seconded Contractors remaining at the direction of the respective contractor. No Seconded Contractors shall have the authority or apparent authority to act on behalf of any Diamondback Entity in connection with the performance of the Services during any Period of Secondment.

2.8 Those Seconded Employees who serve as supervisors or managers and who are called upon to oversee the work of other Seconded Employees providing or to otherwise provide management support on behalf of the Parties are designated by the Diamondback Entities as supervisors to act on the behalf of the Diamondback Entities in supervising the Seconded Employees pursuant to Section 2.7 above. Any such Seconded Employee will be acting on the behalf of the Diamondback Entities when supervising the work of the Seconded Employees or when they are otherwise providing management or executive support in connection with the Services performed on behalf of the Partnership Parties.

2.9 Diamondback shall, or shall cause a Diamondback Entity to, obtain workers’ compensation coverage as defined and required by law on behalf of both the Diamondback Entities and the Partnership Parties.

2.10 The Partnership Parties may terminate any of the Services performed by Seconded Persons on thirty (30) days’ prior written notice to Diamondback. In the event the Partnership Parties, or any of them, terminates such Services, the Partnership Parties shall pay Diamondback the Services Reimbursement (as defined below) for the last month (or portion thereof) in which it received such terminated Services. Upon payment thereof, the Partnership Parties shall have no further Services payment obligations to Diamondback pursuant to this Agreement with respect to such terminated Services.

2.11 No Partnership Party shall be deemed to be a participating employer in any Benefit Plans during the Period of Secondment. Subject to the Partnership Parties’ reimbursement obligations hereunder, Diamondback (or another Diamondback Entity) shall remain solely responsible for all obligations and liabilities arising under the express terms of the Benefit Plans, and the Seconded Employees will be covered under the Benefit Plans subject to and in accordance with their respective terms and conditions, as they may be amended from time to time. Diamondback and its ERISA Affiliates may amend or terminate any Benefit Plans in whole or in part at any time (subject to the applicable provisions of any collective bargaining agreement covering Seconded Employees, if any). During the Period of Secondment, no member of the Partnership Parties shall assume any Benefit Plans or have any obligations, liabilities or rights arising under the express terms of the Benefit Plans, in each case except for cost reimbursement pursuant to this Agreement.

ARTICLE 3

EXPENSE REIMBURSEMENT

3.1 The Partnership Parties shall reimburse Diamondback or E&P, as applicable, for all reimbursable expenses under Section 3.2 incurred by the Diamondback Entities with respect to Seconded Persons, as applicable (including, where applicable, former Seconded Employees), in connection with the performance of the Services during the preceding period (the “Services Reimbursement”). The Services Reimbursement shall be made on a monthly basis or at such other intervals as the Parties may agree from time to time.

3.2 (a) The Services Reimbursement with respect to Seconded Employees for each period during the Period of Secondment shall include all reasonable costs and expenses (including administrative and benefits costs) incurred for such period by Diamondback Entities for the Seconded Employees (including, where applicable, former Seconded Employees), including but not limited to the following costs and expenses set forth below:

(i)	salary, wages and cash bonuses (including payroll and withholding taxes associated therewith);

(ii)	amounts paid with respect any Seconded Employee’s paid leave of absence;

(iii)

contributions made by or expenses incurred by a Diamondback Entity towards any Benefit Plans (including incurred but unreported and incurred but unpaid claims incurred during the Period of Secondment and subsequent liabilities attributable to the performance of the Services incurred for such period by Diamondback Entities with respect to the Period of Secondment);

(iv)	the value of equity-related compensation granted to Seconded Employees during the Period of Secondment;

(v)	any other employee benefit or compensation arrangement customarily provided to all employees by Diamondback for which Diamondback incurs costs with respect to Seconded Employees; and

(vi)

business travel expenses and other business expenses reimbursed in the normal course by Diamondback, such as subscriptions to business- related periodicals and dues to professional business organizations.

The costs and expenses described in this Section 3.2(a) are referred to as “Seconded Employee Expenses.” Where it is not reasonably practicable to determine the amount of such a cost or expense, the Partnership Parties and Diamondback shall mutually agree on the method of determining or estimating such cost or expense. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, shall be reflected as either a credit or additional charge in the next monthly invoice issued by a Diamondback Entity, or in such manner as may be otherwise agreed between Diamondback and the General Partner. Notwithstanding the foregoing, the Parties agree that to determine the value of a Second Employee’s non-wage benefits described in subsections (iii) and (v) of this Section 3.2(a), they will apply an agreed percentage benefit load, based on the value of employee benefits provided to all employees of the Diamondback Entities.

(b) The Services Reimbursement with respect to Seconded Contractors for each period during the Period of Secondment shall include, on a pass-through basis, all costs and expenses attributable to the performance of the Services incurred for such period by Diamondback Entities with respect to the Seconded Contractors. The costs and expenses described in this Section 3.2(b) are referred to as “Seconded Contractor Expenses,” and together with the Seconded Employee Expenses, the “Seconded Person Expenses.”

3.3 With respect to those Seconded Persons who perform services for both the Diamondback Entities and the Partnership Parties, the Parties will determine in good faith the percentage of such Seconded Person’s time spent providing services to the Partnership Parties (the “Allocation Percentage”). For each month, or other time interval agreed to by the Parties, during the Period of Secondment, the amount of the Services Reimbursement payable by the Partnership Parties with respect to each Seconded Person shall be calculated by multiplying the Seconded Person Expenses for such Seconded Person times the Allocation Percentage for such Seconded Person; provided, however, that travel expenses and other expenses incurred with respect to and/or reimbursable to a Seconded Person shall be paid by the Party for whom the Seconded Person was working at the time they were incurred, except that expenses related to activities that benefit both the Partnership Parties and Diamondback Entities (e.g. some types of training) shall be shared by the affected Parties in accordance with the Allocation Percentage (or such other allocation as may be agreed between the affected Parties).

3.4 The Partnership Parties and Diamondback acknowledge and agree that Diamondback shall be responsible for paying the Seconded Employee Expenses (or providing the employee benefits with respect thereto, as applicable) to the Seconded Employees and that the Diamondback Entities may be responsible for paying the Seconded Contractor Expenses to the respective contractor, but that the Partnership Parties shall be responsible for reimbursing the Diamondback Entities for the Seconded Person Expenses (as part of the Services Reimbursement) to the extent provided under Section 3.2 of this Agreement.

3.5 This Agreement does not address the reimbursement of any costs or expenses associated with Services other than the Services Reimbursement. To the extent that a Diamondback Entity incurs any out-of-pocket expenses (other than the Services Reimbursement) in connection with the provision of Services, such Diamondback Entity may be entitled to reimbursement therefor under the terms of the Partnership Agreement or other documentation.

ARTICLE 4

ALLOCATION; RECORDS

Diamondback will use commercially reasonable efforts to (i) establish the Allocation Percentage and to the document the basis for such allocation and (ii) maintain a schedule reflecting the direct and indirect costs of the Seconded Person Expenses based on the Services that the Seconded Persons have provided to the Partnership Parties. The Partnership Parties will use commercially reasonable efforts to keep and maintain books/records reflecting the hours worked in connection with each of the Seconded Persons. Each Party will have the right to audit such records maintained by the other during regular business hours and on reasonable prior notice.

ARTICLE 5

TERM

The term of this Agreement will commence on the Effective Date and will continue for an initial period of fifteen (15) years (the “Initial Term”). Upon the expiration of the Initial Term, the term of this Agreement shall automatically extend for successive one year extension terms, unless either Party provides at least thirty (30) days’ prior written notice to the other Party prior to the expiration of the Initial Term or any extension term that the Party wishes for this Agreement to expire at the end of the Initial Term or the then-current extension term, as applicable. Upon proper notice by a Party to the other Party, in accordance with this Article 5, that the Party wishes for this Agreement to expire on the expiration of the applicable period, this Agreement shall not automatically extend, but shall instead expire upon the expiration of the applicable period and only those provisions that, by their terms, expressly survive this Agreement shall so survive. Notwithstanding the foregoing, the Partnership Parties may terminate this Agreement at any time upon written notice to Diamondback stating the date of termination and only those provisions that, by their terms, expressly survive this Agreement shall so survive.

ARTICLE 6

GENERAL PROVISIONS

6.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and this Agreement supersedes all prior negotiations, agreements or understandings of the Parties of any nature, whether oral or written, relating thereto.

6.2 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

6.3 Amendment. This Agreement may be modified, amended or supplemented only by written agreement executed by the Parties.

6.4 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

6.5 Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If any term or provision of this Agreement is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Agreement. Upon determination that any other term or provision of this Agreement is invalid, void, illegal or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

6.6 Successors and Assigns. Except as contemplated by Section 6.10, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.7 Third Party Beneficiaries. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement. In furtherance but not in limitation of the foregoing: (i) nothing in this Agreement shall be deemed to provide any Seconded Employee or Seconded Contractor with a right to continued Secondment or employment; and (ii) nothing in this Agreement shall be deemed to constitute an amendment to any Benefit Plans or limit in any way the right of Diamondback and/or its ERISA Affiliates to amend, modify or terminate, in whole or in part, any Benefit Plans which may be in effect from time to time.

6.8 Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by email, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to each other Party at the address set forth below; provided that to be effective any such notice sent originally by email must be followed within two (2) Business Days by a copy of such notice sent by overnight courier service:

if to a Diamondback Entity:

Diamondback Energy, Inc.

500 West Texas, Suite 1200

Midland, Texas

Email: RJHolder@diamondbackenergy.com

Attention: Randall J. Holder, General Counsel

if to a member of the Partnership Parties:

Rattler Midstream GP LLC

500 West Texas, Suite 1200

Midland, Texas

Email: RJHolder@diamondbackenergy.com

Attention: Randall J. Holder, General Counsel

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by email, if received prior to 5 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5 p.m., recipient’s time; and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

6.9 Relationship of the Parties. Nothing in this Agreement will constitute the Midstream Group, Diamondback or their respective Affiliates as members of any partnership, joint venture, association, syndicate or other entity.

6.10 Assignment. No Party will convey, assign or otherwise transfer either this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other Parties hereto (in each of such Party’s sole and absolute discretion). Any such prohibited conveyance, assignment or transfer without the prior written consent of the other Parties will be void ab initio; provided, however, that any Party may assign or convey this Agreement without the prior written consent of any other Party to an Affiliate.

6.11 Counterparts. This Agreement may be executed in counterparts (which may be delivered by electronic transmission). Each counterpart when so executed and delivered shall be deemed an original, and both such counterparts taken together shall constitute one and the same instrument.

6.12 Time of the Essence. Time is of the essence of this Agreement; provided, however, notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

6.13 Signatories Duly Authorized. Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the entities for which he is signing, and that such signature is sufficient to bind the Party or other entity purportedly represented.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the date first above written.

DIAMONDBACK ENERGY, INC.

By:
Name:
Title:

DIAMONDBACK E&P LLC

By:
Name:
Title:

RATTLER MIDSTREAM GP LLC

By:
Name:
Title:

RATTLER MIDSTREAM LP

By:	Rattler Midstream GP LLC, its general partner

By:
Name:
Title:

RATTLER MIDSTREAM OPERATING LLC

By:
Name:
Title:

Signature Page to Services and Secondment Agreement

EXHIBIT A

Services

The Services include, but are not limited to:

•	Operation of the midstream assets of the Midstream Group members in accordance with prudent industry practice pursuant to each of the following agreements:

•

Freshwater Purchase and Services Agreement, dated effective as of January 1, 2018 by and between E&P and OpCo, as may be amended, supplemented, restated or otherwise modified from time to, pursuant to which OpCo, among other things, gathers, stores and distributes fresh water to Diamondback’s drilling and completion sites.

•

Gas Gathering and Compression Agreement, dated effective as of January 1, 2018 by and between E&P and OpCo, as may be amended, supplemented, restated or otherwise modified from time to time, pursuant to which OpCo, among other things, services the production of natural gas from Diamondback’s Utah field within the Permian;

•

Amended and Restated Crude Oil Gathering Agreement, dated effective as of January 1, 2018 by and between E&P and OpCo, as may be amended, supplemented, restated or otherwise modified from time to time, pursuant to which pursuant to which OpCo, among other things, gathers crude oil from Diamondback’s Spanish Trail, Utah and Reward fields within the Permian; and

•

Amended and Restated Produced and Flowback Water Gathering and Disposal Agreement, dated effective as of January 1, 2018 by and between E&P and OpCo, as may be amended, supplemented, restated or otherwise modified from time to time, pursuant to which OpCo, among other things, gathers and disposes of saltwater from operations throughtout Diamondback’s Permian acreage.

•	Operation, management and maintenance of the Fasken Center in accordance with prudent industry practice.

•	Such other operational functions that are necessary to develop and execute the operational aspects of the business of the Partnership Parties.

A-1

•	Payroll and billing services, including payment of compensation for the services of and, as applicable, the provision of employee benefits to Seconded Persons.

•	Management, general and administrative services, such as:

•	billing, accounting, tax and internal audit;

•	treasury, cash management and banking;

•	investor relations;

•	business development;

•	executive services;

•	human resources, including Benefit Plan reporting;

•	public company reporting; and

•	in-house legal services, risk management and regulatory compliance.

•	Such other management, general and administrative functions that are necessary to support the business of the Partnership Parties.

A-2